SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: September 23, 2017

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement with CVC

On September 23, 2017, Actua Corporation (“Actua”), Actua Holdings, Inc., Arsenal Acquisition Holdings, LLC (“Arsenal Holdings”) and Arsenal Buyer, Inc., an affiliate of CVC Growth Fund (“CVC”), entered into a Membership Interest Purchase Agreement (such agreement, the “Velocity/Bolt Sale Agreement”). Under the Velocity/Bolt Sale Agreement, CVC has agreed to purchase Actua’s interests in VelocityEHS Holdings, Inc. (“Velocity”) and BOLT Solutions Inc. (“Bolt”) through an acquisition of all of the outstanding membership interests of Arsenal Holdings (which holds Actua’s interests in Velocity and Bolt), based on a total enterprise value of $354 million. The transaction, which is subject to a number of customary closing conditions (including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and approval by the stockholders of Actua, is expected to be consummated in the fourth quarter of 2017. Actua expects to receive approximately $328 million of total proceeds, a portion of which will be used to pay transaction costs, and does not expect to owe any material federal income taxes in connection with the transaction.

The foregoing description contains only a summary of certain terms of the Velocity/Bolt Sale Agreement and the transactions contemplated thereby and is qualified in its entirety by reference to the full text of the Velocity/Bolt Sale Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Merger Agreement with Envestnet

On September 25, 2017, Folio Dynamics Holdings, Inc. (“Folio”) entered into an Agreement and Plan of Merger with Envestnet, Inc. (“Envestnet”), FCD Merger Sub, Inc. and Actua USA Corporation, as stockholder representative (such agreement, the “Folio Sale Agreement”). Under the Folio Sale Agreement, Envestnet has agreed to acquire Folio for $195 million in cash, subject to adjustment for working capital, cash, debt and other items (including a potential downward adjustment of up to $30 million relating to the receipt of certain third party consents). The transaction, which is subject to a number of closing conditions (including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain third party consents) but is not contingent on Actua stockholder approval, is expected to be consummated in the first quarter of 2018. Actua expects to receive approximately $174 million of net proceeds and does not expect to owe any material income taxes in connection with the transaction.

The foregoing description contains only a summary of certain terms of the Folio Sale Agreement and the transactions contemplated thereby and is qualified in its entirety by reference to the Folio Sale Agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2017, Actua’s Board of Directors approved and adopted an amendment and restatement of Actua’s Third Amended and Restated By-laws (such amendment and restatement, the “Amended Bylaws”) by adding a new provision stating that unless Actua consents in writing to the selection of an alternate forum, the sole and exclusive forum (to the fullest extent permitted by law) for certain claims relating to Actua shall be the state courts of the State of Delaware in and for New Castle County (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The description above of the amendment reflected in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the newly added provision in the Amended Bylaws, which is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 25, 2017, Actua issued a press release announcing the execution of the Velocity/Bolt Sale Agreement and Folio Sale Agreement, the pending transactions contemplated thereby (which, together, are expected to generate a total of $502 million of cash proceeds for Actua, as described above) and other related matters. A copy of that press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

The statements contained in this Current Report on Form 8-K (this “Report”) and the attachments hereto that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, our ability to deploy capital effectively and on acceptable terms, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions (including in connection with the execution and consummation thereof), our ability to have continued access to capital and to manage capital resources effectively, our ability to satisfy the closing conditions for the transactions described above, our ability to monetize our remaining minority investments for sufficient value, and other risks and uncertainties detailed in Actua’s filings with the U.S. Securities and Exchange Commission (SEC). These and other factors may cause actual results to differ materially from those projected.

Additional Information and Where to Find It

Actua plans to file with the SEC a proxy statement in connection with the proposed transactions described above (the “Proxy Statement”). The information in any preliminary Proxy Statement is not complete and may be changed. The Proxy Statement and this Report are not offers to sell Actua securities and are not soliciting an offer to buy Actua securities in any state where the offer and sale is not permitted.

The definitive Proxy Statement will be mailed to stockholders of Actua. ACTUA URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the definitive Proxy Statement (when available) and other documents filed with the SEC by Actua through the website maintained by the SEC at www.sec.gov. Free copies of the definitive Proxy Statement (when available) and other documents filed with the SEC can also be obtained on Actua’s website (www.actua.com).

Participants in Solicitation

Actua and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Actua in connection with the transactions described herein. Information about the directors and executive officers of Actua is set forth in Actua’s Form 10-K for the year ended December 31, 2016 and filed with the SEC on March 31, 2017 and the proxy statement filed with the SEC on April 28, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transactions may be obtained by reading the proxy statement regarding the proposed transactions when it becomes available.

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

3.2	Amended Portion of Fourth Amended and Restated By-laws of Actua, effective September 23, 2017

10.1	Membership Interest Purchase Agreement, dated as of September 23, 2017, by and among Actua Corporation, Actua Holdings, Inc., Arsenal Buyer Inc. and Arsenal Acquisition Holdings, LLC

10.2	Agreement and Plan of Merger, dated as of September 25, 2017, by and among Folio Dynamics Holdings, Inc., Envestnet, Inc., FCD Merger Sub, Inc. and Actua USA Corporation

99.1	Press Release issued September 25, 2017 by Actua Corporation

The representations, warranties and covenants contained in the Velocity/Bolt Sale Agreement and the Folio Sale Agreement were made only as of specified dates for the purposes of the Velocity/Bolt Sale Agreement and the Folio Sale Agreement, respectively, were made solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by the parties. In particular, the representations, warranties and covenants contained in the Velocity/Bolt Sale Agreement and the Folio Sale Agreement were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and to reports and documents filed with the SEC. Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Velocity/Bolt Sale Agreement or the Folio Sale Agreement, as applicable, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTUA CORPORATION

Date: September 25, 2017	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended Portion of Fourth Amended and Restated By-laws of Actua, effective September 23, 2017

10.1	Membership Interest Purchase Agreement, dated as of September 23, 2017, by and among Actua Corporation, Actua Holdings, Inc., Arsenal Buyer Inc. and Arsenal Acquisition Holdings, LLC

10.2	Agreement and Plan of Merger, dated as of September 25, 2017, by and among Folio Dynamics Holdings, Inc., Envestnet, Inc., FCD Merger Sub, Inc. and Actua USA Corporation

99.1	Press Release issued September 25, 2017 by Actua Corporation